Exhibit 99.01

NEWS RELEASE

CONTACT:	Jerry Sleve
Vice President — Administration
Phone:	(607)-936-3758 ext 223
Fax:	(607)-962-2844
Date:	October 13, 2006

FOR IMMEDIATE RELEASE

Vote for Merger of Corning Natural Gas Corporation and C&T Enterprises Falls Short

Corning, N.Y. (Friday, October 13, 2006) — Corning Natural Gas Corporation (CNG) today received the report of IVS, the independent Inspector of Elections for the Special Meeting of Stockholders of CNG that was held October 11, 2006.  The meeting was to act upon the proposed merger with C&T Enterprises (C&T).

That report states that of the 506,918 shares of Corning Common Stock issued and outstanding and entitled to vote, 328,618 shares were voted in favor of the merger. However, because New York law requires a vote in favor of any merger by two-thirds of all shares, 337,946 shares had to be voted in favor of the merger.  Thus, CNG did not obtain the requisite number of votes to approve the proposed merger with C&T.  The proposed merger cannot proceed without the referenced approval of stockholders.  CNG expects that C&T will soon issue its notice terminating the Merger Agreement between CNG and C&T.

“CNG’s dedicated employees will continue to operate the company going forward by continuing to provide safe and reliable service to all of the customers in communities throughout the our service territory,” said Jerry Sleve, Vice President of Administration for the Company.

Forward Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Corning’s actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements reflect management’s current expectations, are based on many assumptions, and are subject to certain risks and uncertainties. Corning does not intend to update or publicly release any revisions to the forward-looking statements.